Exhibit 6.2

DEBT PURCHASE AND ASSIGNMENT AGREEMENT

This Debt Purchase and Assignment Agreement (“Debt Purchase Agreement”) is made and entered into effective as of August 17, 2022, by and between Andrew Van Noy. (“VAN NOY”) and David L. Rumbold . (“RUMBOLD”).

RECITALS

WHEREAS, Genesis Electronics Group, Inc. is a publicly-traded corporation organized under the laws of the State of Nevada (“GEGI”) and as of June 30, 2022 is currently indebted to RUMBOLD in the principal and interest amount of $735,097 pursuant to a Promissory Note dated December 31, 2014 (the “Note”), a true and correct copy of which is attached hereto as Exhibit “A”; and

WHEREAS, RUMBOLD warrants and represents that GEGI is currently indebted to it under the Note in the principal amount of 503,440.00 and

WHEREAS, VAN NOY desires to purchase $9,900 of the Debt owed by GEGI to RUMBOLD; and

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Transfer and Assignment. RUMBOLD hereby irrevocably sells, assigns and transfers its rights, title and ownership in, and conversion rights thereof to, $9,900 of the Debt to VAN NOY. The remaining rights and interests in the balance of the Debt shall remain with RUMBOLD.

2. Consideration. Consideration to be paid to RUMBOLD shall be a total of $3,000 which payment shall be paid on or before August 17, 2022.

3. Consent to Assignment and Agreement to be Bound. GEGI hereby consents to the assignment of debt by RUMBOLD to VAN NOY, and agrees to be bound by all the terms, conditions and obligations imposed upon it under the Debt.

4. Entire Agreement. This Debt Purchase Agreement embodies the entire agreement between RUMBOLD and VAN NOY and supersedes any prior agreements, whether written or oral with respect to the subject matter thereof.

5. Successors. This Debt Purchase Agreement shall be binding upon and shall inure to the benefit of each of the parties to this Debt Purchase Agreement and each of their respective successors and assigns.

6. Counterparts. This Debt Purchase Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon and all of which together shall constitute one instrument.

7. Non-Affiliate Status. RUMBOLD hereby represents and warrants that neither it nor any of its affiliates is a control person nor an affiliate of GEGI and that neither it nor any of its affiliates has been an affiliate of GEGI at any time during the past 90 days.

IN WITNESS WHEREOF, the parties hereto have caused this Debt Purchase and Assignment Agreement to be duly executed and delivered as of the date first written above.

“RUMBOLD”:	“VAN NOY”:

David L. Rumbold	Andrew Van Noy

By: /s/ David L. Rumbold	By: /s/ Andrew Van Noy
Name: David L. Rumbold	Name: Andrew Van Noy
Title: an individual	Title: an Individual

ACCEPTED, ACKNOWLEDGED AND APPROVED:

GEGI- Genesis Electronics Group, Inc..

By: /s/ Braden Jones

Name: Braden Jones

Title: CEO

EXHIBIT “A”

Copy of $514,900.00 Face Amount Promissory Note dated December 31, 2014

CONVERTIBLE NOTE

GENESIS ELECTRONICS GROUP (GEGI)

CONVERTIBLE NOTE DECEMBER 31, 2014

Up to $514,900.00

FOR VALUE RECEIVED, Genesis Electronics Group (GEGI) (the “Company”), hereby promises to pay to David L. Rumbold , individually (the “Lender”), on demand at any time on or after December 8, 2018 the principal sum of ($514,900), plus interest from the date hereof on the principal balance until paid, at an annual rate per annum equal to 6.0%, such interest to accrue hereafter until paid in full at maturity. Interest shall be calculated based on a 365-day year for the number of days elapsed, but in no event, shall the rate of interest exceed the maximum rate, if any, allowable under applicable law.

1. Payment. The Lender shall have the option, exercisable upon ten (10) days prior written notice to the Company, to have this Note paid in monthly installments of INTEREST ONLY, beginning on the first day of the first calendar month following the Company’s receipt of such notice, and on the first day of each month thereafter, until maturity. Payment of principal and interest shall be made in lawful money of the United States of America at the principal office of the Lender, or such other place as the holder hereof may designate in writing to the Company.

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

2. Conversion. At maturity, Lender may convert up to the entire principal and interest amount hereof then outstanding at the rate of one share of the Company’s stock for the total amount of principal and interest, with fractional shares to be rounded to the next share. The conversion rate shall be calculated based on a 50% discount to the VWAP (volume weighted average price) off the NAV (net asset value) from the prior 10 days of trading. Upon any such conversion, the Lender shall be entitled to all of the rights and benefits and subject to all of the obligations as applicable to other investors and share holders and the Lender shall execute any and all customary and appropriate documents to implement the foregoing. No fractional shares of Financing Stock shall be issued upon conversion of this Note and the number of securities to be issued upon such conversion shall be rounded up to the nearest whole share.

a. Certain Conversion Restrictions. The number of shares of Common Stock that may be acquired by a Holder upon any conversion of Notes (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Conversion Notice hereunder will constitute a representation by the applicable Holder that it has evaluated the limitations set forth in this Section 6(b) and has determined that issuance of the full number of shares issuable in respect of such Conversion Notice does not violate the restrictions contained in this Section 6(b).

3. Liquidation of Company. If this Note remains outstanding as of the date of the delivery of the Liquidation Notice (as defined below), the Lender shall have the option, exercisable upon five (5) days’ prior written notice to the Company, of converting the outstanding principal and any accrued and unpaid interest under this Note into either (i) shares of the Company’s Common Stock, par value $.0001 per share (“Common Stock”), pursuant to the calculation provisions of Section 4(a ) below (ii)or the right to receive an amount equal to the product of the principal amount hereof then outstanding pursuant to Section 4(b) below. In the event the Lender fails to make a timely election, the outstanding principal and any accrued and unpaid interest under this Note shall automatically convert into the Liquidation Amount pursuant to Section 4(b) below.

(a) In the event of conversion of this Note pursuant to this Section 3, the outstanding principal and any accrued and unpaid interest under this Note shall be converted into such number of shares of Common Stock.

(b) In the event the Lender elects to convert the outstanding principal and any accrued and unpaid interest under this Note into the Liquidation Amount, the Liquidation Amount, together with all accrued and unpaid interest on this Note, shall be immediately due and payable to the Lender, without presentment, demand protest or notice of any kind by the Lender, all of which are hereby expressly waived.

As used herein, the term “Liquidation Event” shall mean the liquidation, dissolution or winding up of the Company, or the consolidation or merger of the Company into or with any other entity or entities which results in the exchange of outstanding shares of the Company for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Company in a different jurisdiction) or the sale, transfer or other disposition of the voting stock of the Company, in which the stockholders of the Company immediately prior to such consolidation, merger, sale or other disposition own less than 50% of the outstanding voting stock of the surviving corporation, or the sale, lease, abandonment, transfer or other disposition by the Company of all or substantially all of its assets. Not less than ten (10) days prior to a Liquidation Event, written notice (the “Liquidation Notice”) shall be delivered to Lender hereof at the address last shown on the records of the Company for such holder or given by the holder to the Company for the purpose of notice (i) notifying such holder of the expected occurrence of a Liquidation Event, and (ii) specifying the amount of principal and accrued interest outstanding hereunder as of the date of the notice and the number of shares of Common Stock into which this Note is convertible pursuant to Section 3(a) above.

4. Default. Any of the following shall constitute an event of default hereunder (each, an “Event of Default”): (i) default in the payment of the principal and/or unpaid accrued interest of this Note when due and payable; (ii) the termination of business of the Company; (iii) any petition in bankruptcy being filed by or against the Company or any proceedings in bankruptcy, insolvency or under any other laws relating to the relief of debtors being commenced for the relief or readjustment of any indebtedness of the Company, either through reorganization, composition, extension or otherwise and which, in the case of any involuntary proceedings shall be acquiesced to by the Company or shall continue for a period of ninety (90) days undismissed, undischarged or unbonded; (iv) the making by the Company of an assignment for the benefit of creditors; or (v) the appointment of a receiver of any property of the Company which shall not be vacated or removed within one hundred twenty (120) days after appointment.

(a) When any Event of Default described in Sections 5(iii), 5(iv) or 5(v) hereof has occurred and is continuing, then all amounts payable under the Notes then outstanding shall automatically become due and payable, together with all other amounts payable under this Note, without presentment, demand, protest or notice of any kind.

5. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report this Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

6. Applicable Law; Assignment. This Note shall be shall be governed by and construed in accordance with the internal laws of the State of Nevada. This Note is not assignable by the Lender, except for the assignment to any affiliate of the Lender, without the prior written consent of the Company, which consent shall not be unreasonably withheld by the Company.

7. Collection Expenses. The Company further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due.

8. Modification. This Note may not be modified or changed except by an agreement in writing signed by the Company and by the Lender.

9. Invalidity of Any Part. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or the remaining part of any effective provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed by a duly authorized officer as of the date first above written.

THE COMPANY: Genesis Electronics Group (GEGI)

/s/ Nanny KatharinaBahnsen

Name: Nanny Katharina (Kate) Bahnsen

Its: CFO

THE LENDER:

 /s/ David L. Rumbold

Name: David L. Rumbold

Shareholder Representation Letter for Section 4(a)(1) Legal Opinion

To Whom it May Concern:

The undersigned makes the following representations related to (# of shares) of Common Stock of Genesis Electronics Group (GEGI) (the "Company"), for which a legal opinion letter has been requested, pursuant to Section 4(a)(1), Securities Act of 1933. The undersigned hereby represents:

1. The shares were acquired and fully paid for, or full consideration was otherwise given on the following date:

Date	Check #	Genesis Electronics
1/27/2015	3641	$ 200,000
3/20/2015	3643	$ 37,000
3/10/2015	3648	$ 41,000
4/23/2015	3650	$ 10,000
7/28/2015	3665	$ 5,000
9/31/2014	3632	$ 4,500
9/3/2014	3630	$ 7,500
7/31/2014	3629	$ 120,000
6/10/2015	3657	$ 25,000
4/18/2015	3654	$ 20,000
10/7/2015	3669	$ 4,900
10/23/2014	3634	$ 40,000
6/19/2015	3659	$ 515,000
	Total	$ 1,029,900.00

2. , in the following manner: Check

a. method of acquisition (for example: “acquired the shares directly from the Company pursuant to a private offering, or acquired the shares from another shareholder privately”): I have a note for $1,029,900 USD dated December 31, 2014. I wrote 13 check to the company in 2014 and 2015.

b. manner of payment/consideration: I wrote 13 checks to the company Genesis Electronics Group GEGI

a. The undersigned is not now, and has not been during the preceding 3 months, an officer, director, or 10%+ shareholder of the Company or in any other way an "affiliate" of the Company (as that term is defined in Rule 144(a)(1)), and if the undersigned is an entity, this representation applies to all of its affiliates. I have never been an officer, director or 10% shareholder of the company

or

[ ] b. The undersigned is, or has been during the preceding 3 months, an officer, director, or 10%+ shareholder of the Company or otherwise an "affiliate" of the Company.

3. The undersigned has been the beneficial owner of the shares, or has been entitled to the shares, or when combined with a previous shareholder's holding period, has held the shares, for (choose one):

[ ] at least six (6) months but less than one year

[ ] at least one (1) year but less than two years

[x] at least two (2) years

4. The undersigned is not aware of material, non-public information about the Company, and purchased or acquired the shares with a view towards investment, and not to make a further distribution of the shares.

5. The attorney preparing the opinion related to these shares is authorized to rely on the representations herein, and the undersigned consents that the Company's transfer agent may communicate with the Company in connection with any transfer/legend removal related to the shares.

6. The undersigned hereby holds the issuer of the opinion, the Company, and its transfer agent harmless related to my representations, and indemnifies them for any actions associated with this transaction.

/s/ David Rumbold

David Rumbold

Shareholder signature

Date October 28, 2018

$16,000.00 3/31/2015

DAVID RUMBOLD
FARM ACCOUNT
DL R514-1726-5250 PH. 309-695-2472
200 W OLIVE
WYOMING, IL 61491

3643

3/20 2015

70-798/711

Pay to the Order of Genesis Electronics Group $ 37000 00/100

Thirty - seven thousand and 00/100 DOLLARS

SBT
STATE BANK OF TOULON
TOULON · GALVA · KEWANEE

DAVID RUMBOLD

David Rumbold

FOR

⑆071107987⑆ ⑈456⑈ 2411⑈ 3643

3643 $37,000.00 3/23/2015

137

CONVERTIBLE NOTE

GENESIS ELECTRONICS GROUP (GEGI)

CONVERTIBLE NOTE

DUE JUNE 19, 2015

$515,000.00

FOR VALUE RECEIVED, Inc., Genesis Electronics Group (GEGI) (the “Company”), hereby promises to pay to David L. Rumbold , individually (the “Lender”), on demand at any time on or after June 19, 2016 the principal sum of ($515,000), plus interest from the date hereof on the principal balance until paid, at an annual rate per annum equal to 6.0%, such interest to accrue hereafter until paid in full at maturity. Interest shall be calculated based on a 365-day year for the number of days elapsed, but in no event shall the rate of interest exceed the maximum rate, if any, allowable under applicable law.

1. Payment. The Lender shall have the option, exercisable upon ten (10) days prior written notice to the Company, to have this Note paid in monthly installments of INTEREST ONLY, beginning on the first day of the first calendar month following the Company’s receipt of such notice, and on the first day of each month thereafter, until maturity. Payment of principal and interest shall be made in lawful money of the United States of America at the principal office of the Lender, or such other place as the holder hereof may designate in writing to the Company.

2. Note Purchase Agreement. This note (the “Note”) is one of multiple notes (together, the “Notes”) of similar tenor being issued by the Company pursuant to that certain Note dated as of June 19, 2015 and among the Company, the Lender and certain other holders of Notes (collectively, the “Lenders”), and is subject to the terms thereof. In the event that payments are made in amounts less than the outstanding principal amount, including payments made pursuant to Section 4 hereof, such payments shall be made to each Lender based on such Lender’s pro rata portion of the outstanding aggregate principal amount of the Notes.

3. Conversion. At maturity, Lender may convert up to the entire principal and interest amount hereof then outstanding at the rate of one share of the Company’s stock for the total amount of principal and interest, with fractional shares to be rounded to the next share. The conversion rate shall be calculated based on a 50% discount to the VWAP (volume weighted average price) off the NAV (net asset value) from the prior 10 days of trading. Upon any such conversion, the Lender shall be entitled to all of the rights and benefits and subject to all of the obligations as applicable to other investors and share holders and the Lender shall execute any and all customary and appropriate documents to implement the foregoing. No fractional shares of Financing Stock shall be issued upon conversion of this Note and the number of securities to be issued upon such conversion shall be rounded up to the nearest whole share.

4. Liquidation of Company. If this Note remains outstanding as of the date of the delivery of the Liquidation Notice (as defined below), the Lender shall have the option, exercisable upon five (5) days’ prior written notice to the Company, of converting the outstanding principal and any accrued and unpaid interest under this Note into either (i) shares of the Company’s Common Stock, par value $.0001 per share (“Common Stock”), pursuant to the calculation provisions of Section 4(a ) below (ii) or the right to receive an amount equal to the product of the principal amount hereof then outstanding pursuant to Section 4(b) below. In the event the Lender fails to make a timely election, the outstanding principal and any accrued and unpaid interest under this Note shall automatically convert into the Liquidation Amount pursuant to Section 4(b) below.

a. In the event of conversion of this Note pursuant to this Section 3, the outstanding principal and any accrued and unpaid interest under this Note shall be converted into such number of shares of Common Stock.

b. In the event the Lender elects to convert the outstanding principal and any accrued and unpaid interest under this Note into the Liquidation Amount, the Liquidation Amount, together with all accrued and unpaid interest on this Note, shall be immediately due and payable to the Lender, without presentment, demand protest or notice of any kind by the Lender, all of which are hereby expressly waived.

As used herein, the term “Liquidation Event” shall mean the liquidation, dissolution or winding up of the Company, or the consolidation or merger of the Company into or with any other entity or entities which results in the exchange of outstanding shares of the Company for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Company in a different jurisdiction) or the sale, transfer or other disposition of the voting stock of the Company, in which the stockholders of the Company immediately prior to such consolidation, merger, sale or other disposition own less than 50% of the outstanding voting stock of the surviving corporation, or the sale, lease, abandonment, transfer or other disposition by the Company of all or substantially all of its assets. Not less than ten (10) days prior to a Liquidation Event, written notice (the “Liquidation Notice”) shall be delivered to Lender hereof at the address last shown on the records of the Company for such holder or given by the holder to the Company for the purpose of notice (i) notifying such holder of the expected occurrence of a Liquidation Event, and (ii) specifying the amount of principal and accrued interest outstanding hereunder as of the date of the notice and the number of shares of Common Stock into which this Note is convertible pursuant to Section 3(a) above.

5. Default. Any of the following shall constitute an event of default hereunder (each, an “Event of Default”): (i) default in the payment of the principal and/or unpaid accrued interest of this Note when due and payable; (ii) the termination of business of the Company; (iii) any petition in bankruptcy being filed by or against the Company or any proceedings in bankruptcy, insolvency or under any other laws relating to the relief of debtors being commenced for the relief or readjustment of any indebtedness of the Company, either through reorganization, composition, extension or otherwise and which, in the case of any involuntary proceedings shall be acquiesced to by the Company or shall continue for a period of ninety (90) days undismissed, undischarged or unbonded; (iv) the making by the Company of an assignment for the benefit of creditors; or (v) the appointment of a receiver of any property of the Company which shall not be vacated or removed within one hundred twenty (120) days after appointment.

a. When any Event of Default described in Sections 5(iii), 5(iv) or 5(v) hereof has occurred and is continuing, then all amounts payable under the Notes then outstanding shall automatically become due and payable, together with all other amounts payable under this Note, without presentment, demand, protest or notice of any kind.

6. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report this Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

7. Applicable Law; Assignment. This Note shall be shall be governed by and construed in accordance with the internal laws of the State of Texas. This Note is not assignable by the Lender, except for the assignment to any affiliate of the Lender, without the prior written consent of the Company, which consent shall not be unreasonably withheld by the Company.

8. Collection Expenses. The Company further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due.

9. Modification. This Note may not be modified or changed except by an agreement in writing signed by the Company and by the Lender.

10. Invalidity of Any Part. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or the remaining part of any effective provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed by a duly authorized officer as of the date first above written.

THE COMPANY: Genesis Electronics Group (GEGI)

/s/ Raymond Purdon

Name: Raymond Purdon

Its: President & CEO

THE LENDER:

/s/ David Rumbold

Name: David L. Rumbold

EXHIBIT 1 CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO:

The undersigned hereby irrevocably elects to convert US$_____________ of the Principal Amount of the above Note into Shares of Common Stock of Genesis Electronics (GEGI) according to the conditions stated therein, as of the Conversion Date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Maker in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. Furthermore, prior to finalizing this issuance, upon being provided a conversion notice and opinion letter, please provide David Raumbold (via email) with:

i.i) A copy of the certificate(s) to be issued pursuant to the Agreement(s) as of the date hereof;

ii.ii) The FedEx Priority Overnight tracking number (or a copy of the packing slip if available) for any physical certificate(s) to be issued

Conversion Date: _________________________

Applicable Conversion Price: $ 0.0015

Signature: _______________________________

Name:

Address:

Mail Certificate To:

Tax I.D. or Soc. Sec. No:

Principal Amount to be converted:

US $

Amount of Note unconverted:

US $

Number of